                                  EXHIBIT 99.E

                           AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.

                                        HOECHST MARION ROUSSEL, INC.



Date: October 18, 1995                  By:  /s/ Rebecca R. Tilden
                                             Rebecca R. Tilden
                                             Vice President, Assistant
                                             General Counsel, and
                                             Assistant Secretary


                                        HOECHST CORPORATION



Date:  October 18, 1995                 By:  /s/ Harry R. Benz
                                             Harry R. Benz
                                             Secretary and Treasurer